UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2023

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W Suite 300
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 200-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2023, CSG Systems International, Inc. (“CSG” or the “Company”) entered into the Second Amendment (the “Second Amendment”) to its $600 million Amended and Restated Credit Agreement, dated September 13, 2021 (as amended by the First Amendment, dated as of April 12, 2023, the “2021 Credit Agreement”), by and among the Company, the subsidiary guarantors party thereto, Bank of America, N.A., as the administrative agent, collateral agent, swingline lender, and an issuing bank, and the other lenders and issuing banks from time to time party thereto. The Second Amendment amends the 2021 Credit Agreement to permit the issuance and sale of the Notes (as defined below) and the related capped call transactions. All of the other material terms, provisions, and conditions of the 2021 Credit Agreement remain unchanged.

The foregoing summary of the terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.60B hereto and is hereby incorporated by reference.

Item 8.01 Other Events.

On September 5, 2023, CSG issued a press release announcing that it intended to offer, subject to market and other conditions, $350 million aggregate principal amount of convertible senior notes due 2028 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. A copy of the press release announcing the commencement of the Notes offering is being furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

On September 6, 2023, CSG issued a press release announcing the upsize and pricing of $375 million aggregate principal amount of 3.875% convertible senior notes due 2028. CSG also granted the initial purchasers of the Notes an option to purchase up to an additional $50 million aggregate principal amount of the Notes for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued. In connection with the pricing of the Notes, CSG entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions. A copy of the press release announcing the pricing of the Notes is being furnished as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

On September 5, 2023, CSG issued a press release announcing that its board of directors authorized an additional $100 million of repurchases of its common stock pursuant to CSG’s existing stock repurchase program. A copy of the press release announcing the increase in the stock repurchase authorization is being furnished as Exhibit 99.3 to this Current Report and is incorporated by reference herein.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01 Financial Statements and Exhibits.

4.60B	Second Amendment to Amended and Restated Credit Agreement, dated September 5, 2023
99.1	Press release of CSG Systems International, Inc., dated September 5, 2023
99.2	Press release of CSG Systems International, Inc., dated September 6, 2023
99.3	Press release of CSG Systems International, Inc., dated September 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date:	September 7, 2023	By:	/s/ Rasmani Bhattacharya
Rasmani Bhattacharya Executive Vice President and Chief Legal Officer